UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2006

REDWOOD TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-13759	68-0329422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Belvedere Place
Suite 300
Mill Valley, California 94941
(Address of principal executive offices and Zip Code)

(415) 389-7373
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On and effective August 23, 2006, the Board of Directors of Redwood Trust, Inc. ("Redwood") elected Martin S. Hughes, age 48, as Chief Financial Officer (principal financial officer), Treasurer, and Secretary of Redwood. Mr. Hughes has served as Vice President of Redwood since June 2005. Mr. Hughes has over 15 years of senior management experience in the financial services industry. From 2000 to 2004, Mr. Hughes was the President and Chief Financial Officer of Paymap, a company that develops, markets, and services electronic payment products. Mr. Hughes served as a Vice President and Chief Financial Officer of Redwood in 1999 and 2000. Mr. Hughes also served as Chief Financial Officer of North American Mortgage Company from 1992 to 1998. Prior to 1992, Mr. Hughes was employed for eight years at an investment banking firm and for four years at Deloitte and Touche. Mr. Hughes has a BS in Accounting from Villanova University.

In connection with Mr. Hughes' election as Chief Financial Officer, Treasurer, and Secretary of Redwood, Harold F. Zagunis resigned from such positions on and effective August 23, 2006 and will continue to serve as Vice President, with new duties relating to overseeing the business risks and asset/liability issues of Redwood's business as a whole.

Messrs. Hughes and Zagunis continue to be employed pursuant to the terms of employment agreements with Redwood effective as of June 1, 2005 and February 22, 2005, respectively.

A press release announcing the change in officer positions is attached hereto as Exhibit 99.1

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

99.1	Press Release, dated August 24, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: August 24, 2006	REDWOOD TRUST, INC.

	By:	/s/ Martin S. Hughes
Martin S. Hughes
Vice President, Chief Financial Officer, Treasurer, and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release, dated August 24, 2006